 As filed with the Securities and Exchange Commission on April 20, 2021.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CPS TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)

04-2832509 (I.R.S. Employer Identification No.)

111 South Worcester Street Norton, MA 02766 (508) 222-0614

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Grant C. Bennett

President and Chief Executive Officer

c/o CPS Technologies Corp.

111 South Worcester Street

Norton, MA 02766

(508) 222-0614

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Thomas B. Rosedale, Esq.

BRL Law Group LLC

380 Washington Street, 2nd Floor

Wellesley, MA 02481

(617) 399-6931 (telephone number)

(617) 399-6930 (facsimile number)

From time to time after this Registration Statement becomes effective.

(Approximate date of commencement of proposed sale to public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (2)
Common Stock, $0.01 par value per share		--
Preferred Stock, $0.01 par value per share
Warrants
Rights
Units (4)
Total	$ 75,000,000		$ 75,000,000(5)	$ 8,183.00

(1)	There are being registered under this registration statement such indeterminate number of shares of common stock; such indeterminate number of shares of preferred stock; such indeterminate number of rights to purchase common stock; such indeterminate number of warrants to purchase common stock and/or units; and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $75,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock as may be issuable upon exercise of warrants. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)	The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act.

(3)	Not required to be included in accordance with General Instruction II.D. of Form S-3.

(4)	Each unit will represent an interest in common stock and warrants, which may or may not be separable from one another.
(5)	No separate consideration will be received for shares of common stock that are issued upon exercise of common stock warrants registered in the offering hereunder. The aggregate maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $75,000,000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), shall determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

(1)                 A base prospectus, which covers the offering, issuance and sale of such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate number of rights to purchase common stock, such indeterminate number of warrants and rights to purchase common stock, and such indeterminate number of shares of common stock and warrants to purchase common stock, which together shall have an aggregate initial offering price not to exceed $75,000,000; and

(2)                 An at the market sales agreement prospectus covering the offering, issuance and sale by CPS Technologies Corp. of up to a maximum aggregate offering price of $25,000,000 of CPS Technologies Corp.’s common stock that may be offered, issued and sold from time to time pursuant to an At-the-Market Issuance Sales Agreement, dated                   , with Craig-Hallum Capital Group LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement, including the sales agreement prospectus, to the base prospectus.

The sales agreement prospectus immediately follows the base prospectus. The common stock that may be offered, issued and sold by CPS Technologies Corp. under the sales agreement prospectus is included in the $75,000,000 of securities that may be offered, issued and sold by CPS Technologies Corp. under the base prospectus. Upon termination of the sales agreement with Craig-Hallum Capital Group LLC, any portion of the $25,000,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full $75,000,000 of securities not sold may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 20, 2021

PROSPECTUS

CPS TECHNOLOGIES CORP.

$75,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

We may offer and sell, from time to time in one or more offerings, up to $75,000,000 in the aggregate of common stock, preferred stock, warrants, rights and units, in any combination. We intend to use the proceeds, if any, for general corporate purposes unless otherwise indicated in the applicable prospectus supplement.

This prospectus provides you with a general description of the securities offered. Each time we offer and sell securities, we will file a prospectus supplement to this prospectus that contains specific information about the offering and, if applicable, the amounts, prices and terms of the securities. Such supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

We may offer and sell the securities described in this prospectus and any prospectus supplement directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commission or discounts.

Our common stock is traded on the Nasdaq Capital Market under the symbol “CPSH.” On April 9, 2021, the last reported sales price of our common stock was $11.33 per share.

Investing in our securities involves risks. You should carefully read and consider the “Risk Factors” commencing on page 4 of this prospectus, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the U.S. Securities and Exchange Commission (“SEC”).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $75,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” carefully before making an investment decision. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the later-dated document modifies or supersedes the earlier statement.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, certain market and industry data obtained from independent market research, industry publications and surveys, governmental agencies and publicly available information. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe the data from such third-party sources to be reliable. However, we have not independently verified any of such data and cannot guarantee its accuracy or completeness. Similarly, internal market research and industry forecasts, which we believe to be reliable based upon our management’s knowledge of the market and the industry, have not been verified by any independent sources. While we are not aware of any misstatements regarding the market or industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement, including the information incorporated by reference herein as described under “Where You Can Find More Information”  and “Incorporation of Certain Documents by Reference”, and any free writing prospectus that we prepare and distribute. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus, any accompanying prospectus supplement or any other offering materials is only accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless otherwise indicated. Our business, financial condition, results of operations and prospects may have changed since such date.

Unless the context otherwise requires, the terms “CPS,” “the Company,” “our company,” “we,” “us,” “our” and similar names refer to CPS Technologies Corp.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us and other issuers that file electronically with the SEC, at http://www.sec.gov. Our SEC filings are also available at our website (www.alsic.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on our website is not, and should not be deemed to be, a part of, or incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 26, 2020, which incorporates by reference certain portions of the Registrant’s definitive proxy statement for the Registrant’s 2021 Annual Meeting of Stockholders filed on March 17, 2021; and

(2) The description of our common stock contained in our Registration Statement on Form 8-A filed on January 13, 2015, including any amendments or reports filed for the purpose of updating such description.

We incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

This prospectus and any accompanying prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any accompanying prospectus supplement or free writing prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s website, as provided above.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

CPS Technologies Corp.

Attn: Chief Financial Officer

111 South Worcester Street

Norton, MA 02766

(508) 222-0614

PROSPECTUS SUMMARY

This summary highlights certain information about us and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our common stock. For a more complete understanding of our company, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference in this prospectus, and the information under the heading “Risk Factors” in this prospectus, beginning on page 4, before making an investment decision.

THE COMPANY

Overview

CPS Technologies Corp. provides advanced material solutions to the transportation, automotive, energy, computing/internet, telecommunications, aerospace and defense markets.  CPS products are important elements in electrifying the green economy.

Our primary material solution is metal matrix composites (MMCs).  We design, manufacture and sell custom metal matrix composite components to improve the performance and reliability of systems in the end markets in which we participate.

The Company is an important participant in the growing movement towards alternative energy and green lifestyles.  The Company’s products are used in high-speed trains, mass transit, hybrid and electric cars, wind-turbines for electricity generation, routers, switches and fiber optic components for the internet backbone.  The Company’s products are used in high reliability communications and power modules for avionics and satellite applications such as the current generation of GPS satellites.  The Company also produces housings and heatspreaders for high-performance microprocessors, graphics processing chips, and application-specific integrated circuits.  All of these applications involve electrical energy use or energy generation; the Company’s products allow higher performance and improved energy efficiency.

Using its proprietary MMC technology, the Company also produces light-weight vehicle armor, particularly for extreme environments and heavy threat levels.

Metal matrix composites (MMCs) are a class of materials consisting of a combination of metals and ceramics.  Compared to conventional materials, MMCs provide superior improved thermal conductivity, improved thermal expansion matching, greater stiffness and lighter weight.  These factors, in particular the lighter weight, are among the reasons CPS parts are on the last two Mars Rovers as well as many satellites.

CPS is a fully qualified manufacturer for many of the world’s largest electronics OEMs.

CPS management believes our business model of providing advanced material solutions to a portfolio of high growth end markets in various stages of the technology adoption lifecycle provides CPS with the opportunity for sustained growth and a diversified customer base. We believe we have validated this model as we are now supplying customers at all stages of the technology adoption lifecycle.

Our products are manufactured by proprietary processes we have developed including the QuicksetTM Injection Molding Process (‘Quickset Process’) and the QuickCastTM Pressure Infiltration Process (‘QuickCast Process’).

CPS was incorporated in Massachusetts in 1984 as Ceramics Process Systems Corporation and reincorporated in Delaware in April 1987 through a merger into a wholly owned Delaware subsidiary organized for purposes of the reincorporation. In July 1987, CPS completed the initial public offering of 1.5 million shares of our Common Stock. In March 2007, the Company changed its name from Ceramics Process Systems Corporation to CPS Technologies Corp.

Our Corporate Information

We maintain our principal executive offices at 111 South Worcester Street, Norton, MA 02766 and our telephone number is (508) 222-0614. Our corporate website address is www.alsic.com. Our website and the information contained on, or that can be accessed through, the website is not incorporated by reference in, and is not part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risk factors included in this prospectus, and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, all of which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to a specific offering or resale. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. For more information, see the section entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference” elsewhere in this prospectus. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

 Risk Factors

In addition to the other information set forth in this Registration Statement on Form S-3, please carefully consider the risk factors described below. The risks set forth below may not be the only risk factors relating to the Company. Any of these factors, many of which are beyond our control, could materially adversely affect our business, financial condition, operating results, cash flow and stock price.

 Business or economic disruptions or global health concerns could seriously harm our business.

Broad-based business, economic disruptions or global health concerns could adversely affect our business and the sale of our products. For example, in December 2019 an outbreak of a novel strain of the coronavirus disease (COVID-19) originated in Wuhan, China, and has since spread to a number of other countries, including the United States. Initially, this outbreak resulted in extended shutdowns of certain businesses in the Wuhan region and had ripple effects to businesses around the world. Most recently, this disruption has extended to the United States, including to our business.  Although the Company has remained open throughout the global pandemic, complete or partial government shutdowns of many businesses, schools, bars and restaurants have occurred. We cannot presently predict the scope and severity of any future business shutdowns or disruptions to us, but if we or any of the third parties with whom we engage, including our customers, suppliers and other third parties with whom we conduct business, were to experience extended shutdowns or other business disruptions, our ability to conduct our business could be materially and negatively impacted, and could have a material adverse effect on our business and our results of operation and financial condition.

A pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide may adversely affect our business.

Our operations expose us to risks associated with pandemics, epidemics or other public health emergencies, such as the recent outbreak of coronavirus disease (COVID-19) which has spread around the world.  Outbreaks such as these have resulted, and can continue to result, in governments around the world implementing increasingly stringent measures to help control the spread, including quarantines, "shelter in place" and "stay at home" orders, travel restrictions, business curtailments, school closures, and other measures.  These actions with respect to the COVID-19 outbreak have negatively impacted, and could continue to have negative impacts on, our operations, supply chain, transportation networks, customers and employees.  The COVID-19 outbreak could materially and adversely affect us.  Any continuing economic downturn as a result of this pandemic could adversely affect, demand for our products, and negatively impact our business or results of operations through the temporary closure of our operating locations or those of our customers or suppliers.

The extent to which COVID-19 may adversely impact our business depends on future developments, which are highly uncertain and unpredictable, including new information concerning the severity of the outbreak and the effectiveness of actions globally to contain or mitigate its effects, including the deployment and efficacy of vaccines.  While we expect this matter to materially and adversely impact our financial results, the current level of uncertainty over the economic and operational impacts of COVID-19 means the related financial impact cannot be reasonably estimated at this time.

We have a highly concentrated customer base so that changes in ordering patterns, delays or order cancellations could have a material adverse effect on our business and results of operations.

Three customers accounted for 73% of revenue in 2020 and 70% of revenue in 2019. We believe that our relationships with these customers are positive and may provide us with ongoing continuous sustainability for years to come, however a large customer, if lost, would be difficult to be replace, and our inability to do so may have a material adverse effect on our business and financial condition. We expect that orders from a relatively limited number of customers will continue to account for a substantial portion of our business. The mix and type of customers, and sales to any single customer, may vary significantly from quarter to quarter and from year to year. If any of our significant customers do not place orders, or they substantially reduce, delay or cancel orders, we may not be able to replace the business in a timely manner or at all, which can and has had a material adverse effect on our results of operations and financial condition. Major customers may also seek, and on occasion receive, pricing, payment or other commercial terms that are less favorable to us and can hurt our competitive position.

Our lengthy and variable sales cycle makes it difficult to predict our financial results.

The sales cycle for our products is often lengthy, ranging from several months to several years. In many cases potential customers must evaluate the properties of our product against their current solution, which may not be as robust as the CPS solution, but is often less expensive.  In many cases potential customers must redesign other components of the end product they are making to realize the benefits of using our products.  The lengthy sales cycle makes forecasting the volume and timing of sales difficult, and raises additional risks that customers may cancel or delay introduction of their end-products into the marketplace, thus affecting our demand.  The length of the sales cycle depends on the size and complexity of the project, and the depth of the evaluation of our products conducted by the customers.

Because a significant portion of our operating expenses are fixed, we have and may continue to incur substantial expense before we earn associated revenue. If customer cancellations occur, they could result in the loss of anticipated sales without allowing us sufficient time to reduce our operating expenses.

Our success is highly dependent on managerial contributions of key individuals, including Grant C. Bennett, President and Chief Executive Officer, and we may be unable to retain these individuals or recruit others.

We depend on our senior executives, including Grant C. Bennett, our President and Chief Executive Officer, and certain key managers as well as engineering, research and development, sales, marketing and manufacturing personnel, who are critical to our business. We do not have long-term employment agreements with our key employees. Furthermore, larger competitors may be able to offer more generous compensation packages to our executives and key employees, and therefore we risk losing key personnel to those competitors. If we were to lose the services of any of our key personnel, or if we fail to attract and train qualified personnel, our engineering, product development, manufacturing and sales efforts could be slowed. In particular, we have, from time to time, experienced difficulty in hiring and retaining skilled engineers with appropriate qualifications to support our growth strategy. Our success depends on our ability to identify, hire, train and retain qualified engineering personnel with experience in equipment design. Specifically, we need to continue to attract and retain product development, materials and manufacturing engineers to work with our direct sales force to technically qualify and perform on new sales opportunities and orders, and to demonstrate our products.

We may also incur increased operating expenses, and be required to divert the attention of our senior executives to search for replacements. The integration of any new personnel could disrupt our ongoing operations.

Acquisitions can result in an increase in our operating costs, divert management’s attention away from other operational matters and expose us to other associated risks.

From time to time, we evaluate potential acquisitions of businesses and technologies, and we consider targeted acquisitions that expand our core competencies to be an important part of our future growth strategy.  We expect that any acquisitions of other businesses will have synergistic products, services and technologies.

Acquisitions involve numerous risks, which include but are not limited to:

●

difficulties and increased costs in connection with the integration of the personnel, operations, technologies,

services and products of the acquired companies into our existing facilities and operations;

●	diversion of management’s attention from other operational matters;

●	failure to commercialize the acquired technology;

●	the potential loss of key employees of the acquired companies;

●	lack of synergy, or inability to realize expected synergies, resulting from the acquisitions;

●	the risk that the issuance of our common stock, if any, in an acquisition or merger could be dilutive to our shareholders;

●	the inability to obtain and protect intellectual property rights in key technologies; and

●	the acquired assets becoming impaired as a result of technological advancements or worse-than-expected performance of the acquired assets.

The conditions of the markets in which we operate are volatile. The demand for our products and the profitability of our products can change significantly from period to period as a result of numerous factors.

The industries in which we operate are characterized by ongoing changes, including:

●	the availability of funds for research and development;

●	global and regional economic conditions;

●	governmental budgetary and political constraints; and

●	changes in technology.

For these and other reasons, our results of operations for past periods may not necessarily be indicative of future operating results.

Volatile and cyclical demand for our products may make it difficult for us to accurately budget our expense levels, which are based in part on our projections of future revenues.

When cyclical fluctuations result in lower-than-expected revenue levels, operating results may be materially adversely affected and cost reduction measures may be necessary for us to remain competitive and financially sound. During a down cycle, we must be able to make timely adjustments to our cost and expense structure to correspond to the prevailing market conditions. In addition, during periods of rapid growth, we must be able to increase manufacturing capacity and the number of our personnel to meet customer demand, which may require additional liquidity. We can provide no assurance that these objectives can be met in a timely manner in response to changes within the industry cycles in which we operate. If we fail to respond to these cyclical changes, our business could be seriously harmed.

We do not have long-term volume production contracts with our customers, and we do not control the timing or volume of orders placed by our customers. Whether and to what extent our customers place orders for any specific products, and the mix and quantities of products included in those orders are factors beyond our control. Insufficient orders would result in under-utilization of our manufacturing facilities and infrastructure, and will negatively affect our financial position and results of operations.

We face significant competition, are relatively small in size and have fewer resources in comparison with some of our competitors.

We face significant competition throughout the world, which may increase as certain markets in which we operate continue to evolve. Our future performance depends, in part, upon our ability to continue to compete successfully worldwide. Some of our competitors are diversified companies that have substantially greater financial resources and more extensive research, engineering, manufacturing, marketing and customer service and support capabilities than we can provide. Our failure to compete successfully with these other companies would seriously harm our business. There is a risk that larger, better financed competitors will develop and market more advanced products than those we currently offer, or that competitors with greater financial resources may decrease prices, thereby putting us under financial pressure.

We may experience increasing price pressure.

Our historical business strategy for many of our products has focused on product performance and customer service rather than on price. As a result of budgetary constraints, many of our customers are extremely price sensitive when purchasing our products. If we are unable to obtain prices that allow us to continue to compete on the basis of product performance and customer service, our profit margins will be reduced.

Manufacturing interruptions or delays could affect our ability to meet customer demand and lead to higher costs.

We may experience significant interruptions of our manufacturing operations, delays in our ability to deliver products or services, increased costs or customer order cancellations as a result of:

●	the failure or inability of suppliers to timely deliver sufficient quantities of materials and components on a cost-effective basis;

●	volatility in the availability and cost of materials;

●	difficulties or delays in obtaining required import or export approvals;

●	information technology or infrastructure failures;

●

natural disasters or other events beyond our control (such as earthquakes, floods or storms, regional economic downturns, pandemics, social unrest, political instability, terrorism, or acts of war); and

●	the effects of the novel coronavirus (COVID-19) on our employees, suppliers and other third-parties upon which we rely.

We have made investments in our proprietary technologies. If third parties violate our proprietary rights, or accuse us of infringing upon their proprietary rights, such events could result in a loss of value of some of our intellectual property or costly litigation.

Our success is dependent in part on our technologies and our other proprietary rights.  We believe that while patents can be useful and may be utilized by us in the future, they are not always necessary or feasible to protect our intellectual property. The process of seeking patent protection is lengthy and expensive, and we cannot be certain that applications will actually result in issued patents or that issued patents will be of sufficient scope or strength to provide meaningful protection or commercial advantage to us.  In addition to patent protection, we have also historically protected our proprietary information and intellectual property such as design specifications, blueprints, technical processes and employee know-how, by limiting access to this confidential information and trade secrets and through the use of non-disclosure agreements. Other companies and individuals, including our competitors, may develop technologies that are similar or superior to our technology, or design around the intellectual property that we own or license.  Our failure to adequately protect our intellectual property, could result in the reduction or extinguishment of our rights to such intellectual property. We also assert rights to certain trademarks relating to certain of our products and product lines.

While patent, copyright and trademark protection for our intellectual property may be important, we believe our future success in highly dynamic markets is most dependent upon the technical competence and creative skills of our personnel.  We attempt to protect our trade secrets and other proprietary information through confidentiality agreements with our customers, suppliers, employees and consultants, and through other internal security measures.  However, these employees, consultants and third parties may breach these agreements, and we may not have adequate remedies for wrongdoing.  In addition, the laws of certain territories in which we sell our products may not protect our intellectual property rights to the same extent as do the laws of the United States.

We may receive communications from other parties asserting the existence of patent rights or other intellectual property rights that they believe cover certain of our products, processes, technologies or information.  If such cases arise, we will evaluate our position and consider the available alternatives, which may include seeking licenses to use the technology in question on commercially reasonable terms, or defending our position.  Nevertheless, we cannot ensure that we will be able to obtain licenses, or, if we are able to obtain licenses, that related terms will be acceptable, or that litigation or other administrative proceedings will not occur.  Defending our intellectual property rights through litigation could be very costly.  If we are not able to negotiate the necessary licenses on commercially reasonable terms or successfully defend our position, our financial position and results of operations could be materially and adversely affected.

The price of our common shares is volatile and could decline significantly.

The stock market has at times over the last 15 years experienced periods of high and extreme volatility. If these market fluctuations continue, the trading price of our common shares could decline significantly independent of the overall market, and stockholders could lose all or a substantial part of their investment. The market price of our common shares could fluctuate significantly in response to several factors, including, among others:

●

difficult macroeconomic conditions, unfavorable geopolitical events, and general stock market uncertainties,

such as those occasioned by a global liquidity crisis and a failure of large financial institutions;

●	receipt of large orders or cancellations of orders for our products;

●	issues associated with the performance and reliability of our products;

●	actual or anticipated variations in our results of operations;

●	announcements of financial developments or technological innovations;

●	changes in recommendations and/or financial estimates by investment research analysis;

●	strategic transactions, such as acquisitions, divestitures, or spin-offs; and

●	the occurrence of major catastrophic events, including the effects of the spread of the novel coronavirus (COVID-19).

Significant price and value fluctuations have occurred with respect to our publicly traded securities. The price of our common shares is likely to be volatile in the future. In the past, securities class action litigation often has been brought against a company following periods of volatility in the market price of its securities. If similar litigation were pursued against us, it could result in substantial costs and a diversion of management’s attention and resources, which could materially and adversely affect our financial condition, results of operations, and liquidity.

If we are subject to cyber-attacks, we could incur substantial costs and, if such attacks are successful, we could incur significant liabilities, reputational harm, and disruption to our operations.

We manage, store and transmit proprietary information and sensitive data relating to our operations. We may be subject to breaches of the information technology systems we use for these purposes. Experienced computer programmers and hackers may be able to penetrate our network security and misappropriate and/or compromise our confidential information (and or third-party confidential information), create system disruptions, or cause shutdowns. Computer programmers and hackers also may be able to develop and deploy viruses, worms, and other malicious software programs that attack our systems or our products, or that otherwise exploit any security vulnerabilities.

The costs to address the foregoing security problems and security vulnerabilities before or after a cyber-incident could be significant. Our remediation efforts may not be successful and could result in interruptions, delays, or cessation of service, and loss of existing or potential customers, impeding our sales, manufacturing, distribution, or other critical functions. In addition, breaches of our security measures and the unapproved dissemination of proprietary information or sensitive data about us, our customer, or other third parties, could expose us, our customers, or other third parties to a risk of loss or misuse of this information, result in litigation and potential liability for us, damage our reputation, or otherwise harm our business.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus, the documents that are incorporated by reference in this prospectus and other written or oral statements made by or on behalf of our Company may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements may be identified by the use of words such as “may,” “will,” “forecast,” “estimate,” “project,” “intend,” “plan,” “expect,” “should,” “believe” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements relate to our future plans, objectives, expectations, intentions and financial performance and the assumptions that underlie these statements, and are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions and speak only as of the date on which it is made. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including those discussed in “Risk Factors”, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to, the following:

•          The impact of the COVID-19 pandemic and the measures implemented to contain the spread of the virus have had, and are expected to continue to have, a material adverse impact on our business and results of operations;

•          The COVID-19 pandemic may impact the operations of the Company’s key suppliers, including its raw materials, components and personal protective equipment (PPE) suppliers;

•          If we fail to comply with any of the covenants in our existing financing arrangement, we may not be able to access our existing revolving credit facility, and we may face an accelerated obligation to repay our indebtedness;

•          Cybersecurity incidents could result in the compromise of potentially sensitive information about our employees, vendors or company and expose us to business disruption, negative publicity, costly government enforcement actions or private litigation and our reputation could suffer;

•          Changes in regulatory and statutory laws, such as increases in the minimum wage, and the costs of compliance and non-compliance with such laws, may result in increased costs to our business;

•          We rely heavily on our information technology systems for our key business processes. If we experience an interruption in their operation, our results of operations may be affected;

•          If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results and prevent or detect material misstatement due to fraud, which could reduce investor confidence and adversely affect the value of our common stock;

•          We could be subject to changes in tax rates, the adoption of new U.S. or international tax legislation or exposure to additional tax liabilities;

•          Failure to control costs may adversely affect our operating results;

•          Changes in the general economic environment may impact our business and results of operations; and

•          We rely on our management team and other key personnel.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive. In addition, new risks and uncertainties may arise from time to time. Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty and we caution accordingly against relying on forward-looking statements.

Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2020 annual report on Form 10-K and in subsequent reports filed by us with the SEC, including on Forms 10-K, 10-Q and 8-K. Because of the foregoing, you are cautioned against relying on forward-looking statements, which speak only as of the date hereof. We do not undertake to update any of these statements in light of new information or future events, except as required by applicable law.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, the repayment or refinancing of existing indebtedness and other investments. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to that offering.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our common stock and preferred stock do not purport to be complete and are subject to and qualified in their entirety by our Certificate of Incorporation and By-laws (each as amended and restated to date), and by the applicable provisions of Delaware law. For information on how to obtain copies of our organizational documents, see “Where You Can Find More Information” contained elsewhere.

General

Our current authorized capital stock consists of 20,000,000 shares of common stock, par value $0.01 per share, of which 13,822,185 shares were issued and outstanding as of April 9, 2021, and 5,000,000 shares of preferred stock, par value $0.01 per share, none of which was issued and outstanding as of April 9, 2021.

Common Stock

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company’s stockholders. At meetings at which action is to be taken, the presence in person or by proxy of the holders of a majority of the shares of common stock of the Company issued and outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the Certificate of Incorporation or the By-laws of the Company, all action taken by the holders of a majority of the stock voting, present or represented by proxy and voting on such matter at any meeting at which a quorum is present shall be valid and binding upon the Company, although directors are elected by a plurality of the votes cast by those entitled to vote in the election.

Holders of our common stock are entitled to receive such dividends, if any, as and when declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of any then outstanding preferred stock. Upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our common stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and liabilities and subject to the prior rights of any outstanding preferred stock.

Holders of our common stock do not have cumulative voting rights, are not entitled to pre-emptive or subscription rights or any rights of conversion or redemption, and such shares are not subject to any sinking fund provisions. Shares of our common stock are, and any shares sold pursuant to the registration statement of which this prospectus is a part will be, when issued, fully paid and non-assessable.

The rights, preferences and privileges of holders of our common stock may be subject, and may be adversely affected by, the rights of holders of shares of any series or class of preferred stock that we may designate and issue in the future, if any.

Our common stock is traded on the Nasdaq Capital Market under the symbol CPSH. On April 9, 2021, the closing price of our common stock as reported on the Nasdaq Capital Market was $11.33 per share.

Preferred Stock

Our Certificate of Incorporation permits us to issue up to 5,000,000 shares of preferred stock in one or more series and with such rights and preferences as may be determined by our Board of Directors without the need for further stockholder approval, subject to any limitation imposed by law and voting provisions set forth in our charter. We currently have no shares of preferred stock issued or outstanding. Any shares of preferred stock that may be redeemed, purchased or acquired by the Company may be reissued except as otherwise provided by law. Different series of preferred stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

Examples of rights and preferences the Board of Directors may fix include voting rights, dividend rights and rates, conversion rights, redemption privileges and terms, and liquidation preferences. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of the company. The rights of holders of our common stock, described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future, including with respect to voting and dividend and liquidation payments.

Options and Incentive Awards

As of April 9, 2021, we had outstanding stock awards to purchase an aggregate of 551,700 shares of our common stock at exercise prices ranging from $1.00 to $2.90 per share under our 2009 Stock Incentive Plan and 296,000 shares of our common stock at exercise prices ranging from $1.49 to $2.73 per share under our 2020 Equity Incentive Plan.  While the Board of Directors continues to administer the 2009 Stock Incentive Plan, such plan expired in December 2019 and no further awards can be made thereunder. Vesting periods for awards under the plans are at the discretion of the Board of Directors and typically range between one and five years. Options under these plans are granted with an exercise price determined by the Board on the date of grant (typically not less than the fair market value of the common stock on the date of grant, except when incentive stock options under Section 422 of the Internal Revenue Code are granted to certain employees, in which case the exercise price will not be less than 110% of the fair market value of the common stock on the date of grant), and have terms of 10 years, or, in some cases of incentive stock options, terms of five years. As of April 9, 2021, there were no shares available for new option grants under the 2009 Stock Incentive Plan and there were 1,500,000 shares available for grant under the 2020 Equity Incentive Plan (of which, options for the purchase of an aggregate of 296,000 shares of our common stock were outstanding as of April 9, 2021).

The 2020 Plan provides for the issuance of awards to officers, directors, consultants and advisors to the Company pursuant to the award of stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards.

Effects of Certain Provisions of Our Certificate of Incorporation and By-Laws and Delaware Law

Certain provisions of our Certificate of Incorporation and By-laws, as well as applicable Delaware law, may be deemed to have an anti-takeover effect and may delay, defer or prevent a change in control or takeover attempt that a stockholder may deem in his, her or its best interest. The existence of these provisions also could limit the price that investors might be willing to pay for our securities. They include:

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by The Nasdaq Stock Market and the provisions relating to interested stockholder transactions described below. These additional shares may be utilized for a variety of corporate purposes. In particular, although our Board of Directors has no present intention to do so, it could issue shares of stock that could, depending on the terms, impede the completion of a merger, tender offer, proxy contest or other takeover attempt. Our Board may determine that the issuance of such shares of stock is in the best interest of the Company and our stockholders. Such issuance could discourage a potential acquiror from making an unsolicited acquisition attempt through which such acquiror may be able to change the composition of the board, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interest or in which stockholders might receive a premium for their stock over the then-current market price.

No Cumulative Voting

Our Certificate of Incorporation does not provide for cumulative voting in the election of directors, which would allow the holders of less than a majority of the stock to elect some directors.

No Action by Stockholders Without a Meeting

Our Certificate of Incorporation expressly provides that stockholders of the Company may not take any action by written consent in lieu of a meeting, and our By-laws have been amended to eliminate any such right. Moreover, Article FIFTH of our charter provides that notwithstanding any other provision of law, the charter or our By-laws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least 80% of the votes which all stockholders would be entitled to cast at any annual election of directors is required to amend, repeal or adopt any provision inconsistent with such Article. Eliminating the ability of stockholders to act by written consent and imposing a super-majority threshold to permit such right may delay or prevent a stockholder vote on an extraordinary transaction such as a merger or business combination.

Special Meetings of Shareholders

Our By-laws provide that special meetings of stockholders may be called by the President or Board of Directors but is silent as to the ability of stockholders to request a meeting. The inability of stockholders to call a special meeting may delay or prevent a stockholder vote on an extraordinary transaction such as a merger or business combination.

Director Vacancies; Size of Board

Unless and until filled by stockholders, our By-laws permit incumbent directors to fill any vacancies on the Board, however occurring, including a vacancy resulting from an enlargement of the Board, by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

The number of directors that shall constitute the whole Board is determined by resolution of the stockholders or the Board. The number of directors may be decreased at any time by stockholders or by a majority of the directors then in office but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The number of directors may be increased at any time by stockholders or by a majority of the directors then in office.

Advance Notice Requirements for Director Nominations and Shareholder Proposals

Our By-laws provide that except as otherwise provided by law, at any annual or special meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. In order to be properly brought before the meeting, such business must have been either:

•	specified in the written notice of the meeting given to stockholders of record on the record date for such meeting by or at the direction of the Board;

•	brought before the meeting at the direction of the Board or the Chairman of the meeting; or

•	specified in a written notice given by or on behalf of a stockholder of record on the record date for the meeting entitled to vote thereat or a duly authorized proxy in accordance with specified requirements.

A stockholder wishing to raise a matter must provide notice thereof. Notice must be delivered personally to, or mailed to and received at, the principal executive office of the Company, addressed to the Secretary, (1) not more than 10 days after the date of the notice of the meeting provided by the Board, in the case of business to be brought before a special meeting of stockholders, and (2) not less than 30 days prior to the first anniversary of the notice provided for the prior year’s annual meeting, in the case of business to be brought before an annual meeting of stockholders. However, notice shall not be required to be given more than 50 days prior to an annual meeting of stockholders.

Such notice shall set forth a full description of each item of business proposed to be brought before the meeting, the name and address of the person proposing to bring such business before the meeting, and the class and number of shares held of record, held beneficially, and represented by proxy by such person as of the record date for the meeting (if such date has been made available) and as of the date of such notice.

Notwithstanding the foregoing, our By-Laws give the Board the authority to decline to include information as to any nominee for director in any proxy statement or other communication sent to stockholders, subject to applicable federal securities law requirements.

Higher Vote for Business Combinations and Other Transactions

Article TENTH of our Certificate of Incorporation provides that in addition to any affirmative vote required by law, the Company’s By-laws or the charter itself, and except as expressly provided in such Article TENTH, any

•	merger or consolidation of the Company or any subsidiary with (1) an “interested stockholder” or (2) any other corporation, whether or not itself an interested stockholder which is, or after such merger or consolidation would be an “affiliate” or “associate” of an interested stockholder, or

•	sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an interested stockholder or any affiliate or associate thereof of all or a “substantial part” of the assets of the Company or any subsidiary, or

•	the issuance, exchange or transfer by the company or any subsidiary to an interested stockholder or any affiliate or associate thereof for consideration equal to or in excess of the fair market value of a substantial part of the assets of the Company, or

•	the adoption of any plan or proposal for the liquidation or dissolution of the company proposed by or on behalf of an interested stockholder or any affiliate or associate thereof, or

•	reclassification of securities, or recapitalization of the Company, or any merger or consolidation of the Company with a subsidiary, which has the effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any subsidiary which is owned by an interested stockholder or any affiliate or associate thereof, or

•	agreement, contract or arrangement with an interested stockholder providing for any of the foregoing requires the affirmative vote of the holders of at least 80% of the votes which all stockholders would be entitled to cast at any annual election of directors. Such affirmative vote is required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.

Nevertheless, such higher vote would not be required for any of the above in the event (a) such transaction is approved by a majority of “disinterested directors” and (b) eight specified transaction requirements are met, including that holders of the common stock receive per share consideration at least equal to the highest of (i) the per share price (including brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the interested stockholder for any share of stock in connection with the acquisition by such stockholder of shares of common stock within the prior two year period or the transaction in which such stockholder became an interested stockholder, whichever is higher, and (ii) the fair market value per share of common stock on the date of the announcement of the transaction at issue or the date on which the interested stockholder became interested, whichever is higher.

Interested stockholder is defined to mean any person who or which (a) is the beneficial owner, directly or indirectly, of shares of the Company having more than 10% of the voting power of the then-outstanding voting stock, (b) at any time within the prior two-year period was the beneficial owner, directly or indirectly, of shares of the Company having more than 10% of the voting power of the then-outstanding voting stock, or (c) is at any time an assignee or has otherwise succeeded to the beneficial ownership of any shares of voting stock which were at any time within the prior two-year period beneficially owned by any interested stockholder. “Substantial part” of the Company is defined to mean more than 10% of the fair market value of the total assets of the Company as of the end of its most recent fiscal quarter ending prior to the time the determination is made.

The super-majority approval requirement and the broad definition of “business combination” may delay or prevent any extraordinary transaction with an interested stockholder. Moreover, the provisions of Article TENTH imposing such voting requirement and including such broad definitions cannot be amended without the affirmative vote of at least 80% of the votes which all stockholders would be entitled to cast at any annual election of directors, further reducing the likelihood of a transaction with an interested party.

Section 203 of the Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (1) persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Amendments to Organizational Documents

Article ELEVENTH of our Certificate of Incorporation provides that the notwithstanding any other provision of law, our charter or our by-laws, the affirmative vote of the holders of at least 80% of the votes which all stockholders would be entitled to cast at any annual election of directors is required to amend or repeal, or adopt any provision inconsistent with, the sections of our charter relating to the personal liability of directors, indemnification and the Article itself.

Listing

Our common stock is traded on the Nasdaq Capital Market under the symbol “CPSH.” Neither shares of our preferred stock nor warrants to purchase shares of our common stock are listed on any exchange, and neither security is publicly traded.

Transfer Agent and Registrar

Our stock transfer agent is Computershare, 250 Royall Street, Canton, MA 02021, United States and its telephone number is (781) 575-4223.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•          The number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•          The designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•          The date, if any, on and after which the warrants and the related preferred stock or common stock will be separately transferable;

•          The terms of any rights to redeem or call the warrants;

•          The date on which the right to exercise the warrants will commence and the date on which the right will expire;

•          A discussion of certain United States federal income tax consequences applicable to the warrants; and

•          Any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•          Vote, consent or receive dividends;

•          Receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•          Exercise any rights as stockholders of the Company.

Each warrant will entitle its holder to purchase the principal amount of the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement and any incorporated documents relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•          The date of determining the security holders entitled to the rights distribution;

•          The aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

•          The exercise price;

•          The conditions to completion of the rights offering;

•          The date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•          A discussion of certain United States federal income tax consequences applicable to the rights offering.

Each right would entitle the holder of the rights to purchase for cash shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways from time to time: (i) to or through agents; (ii) to or through underwriters (including through syndicates or acting alone for resale); (iii) to or through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction or other process; (v) upon the exercise of subscription rights that may be distributed to our stockholders; (vi) through a combination of any of these methods of sale; or (vii) by any other method permitted by law. The applicable prospectus supplement or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, or agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions, (a) at a fixed price or prices, which may be changed; (b) at market prices prevailing at the time of sale; (c) at prices related to prevailing market prices; (d) at varying prices determined at the time of sale; or (e) at negotiated prices. Any initial offering price, dealer purchase price, discount or commission may be changed from time to time. The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters or dealers acting as principal are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters or dealers at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades, in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction, or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities at the public offering price set forth in the applicable prospectus supplement or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement or other offering material.

Agents, underwriters and dealers may be entitled, under relevant agreements, to indemnification against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement or other offering material.

We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions, or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers may arrange for other broker-dealers to participate in the resales.

Each series of securities will be a new issue and, other than the common stock, which is listed on the Nasdaq Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional or substitute exchange, but, unless otherwise specified in the applicable prospectus supplement or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for us and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the Nasdaq Capital Market, any additional or substitute exchange on which our common stock is listed, in the over-the-counter market or otherwise. We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement or other offering material for such securities.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by BRL Law Group LLC, Wellesley, MA. Any underwriters, dealers or agents will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The financial statements as of and for the years ended December 26, 2020 and December 28, 2019, incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 26, 2020 filed on March 17, 2021, have been audited by Wolf & Company, P.C., an independent registered public accounting firm, and are incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon the authority of said firm as experts in auditing and accounting.

CPS TECHNOLOGIES CORP.

$75,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

PROSPECTUS

             , 2021

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED April 20, 2021

PROSPECTUS SUPPLEMENT

(To Prospectus Dated April 20, 2021)

CPS TECHNOLOGIES CORP.

$25,000,000

Common Stock

We have entered into an At-The-Market Issuance Sales Agreement, or the Sales Agreement, with Craig-Hallum Capital Group LLC, or Craig-Hallum, relating to the sale of shares of our common stock, par value $0.01 per share, offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, under this prospectus supplement we may offer and sell our common stock having an aggregate offering price of up to $25,000,000 from time to time through or to Craig-Hallum, acting as our sales agent. Sales of our common stock, if any, under this prospectus supplement and accompanying prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Craig-Hallum is not required to sell any specific amount but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in escrow, trust or similar arrangement.

Craig-Hallum will be entitled to compensation at a commission rate of 3% of the gross sales price per share sold under the Sales Agreement. The net proceeds, if any, that we receive from the sales of our common stock will depend on the number of shares actually sold and the offering price for such shares. See “Plan of Distribution” beginning on page S-8 for additional information regarding the compensation to be paid to Craig-Hallum. In connection with the sale of our common stock on our behalf, Craig-Hallum will be deemed to be an underwriter within the meaning of the Securities Act and the compensation of Craig-Hallum will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Craig-Hallum with respect to certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CPSH.” On April 9, 2021, the last reported sales price of our common stock on the Nasdaq was $11.33 per share.

Investing in our securities involves risks. See the section entitled “Risk Factors” commencing on page S-3 of this prospectus supplement and the accompanying base prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Craig-Hallum

The date of this prospectus supplement is        ,2021

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount or number of securities being offered and the plan of distribution. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying base prospectus. The base prospectus, including the documents incorporated by reference therein, provides general information about us and our securities, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering. This prospectus supplement and the accompanying base prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not, and Craig-Hallum is not, making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have provided for use in connection with this offering, include all material information relating to this offering. We have not, and Craig-Hallum has not, authorized anyone to provide you with different or additional information and you must not rely on any unauthorized information or representations. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have provided for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying base prospectus and the information and documents incorporated herein by reference herein and therein, as well as any free writing prospectus we have provided for use in connection with this offering, before making an investment decision. See “Incorporation of Certain Documents by Reference”and “Where You Can Find More Information” in this prospectus supplement and in the accompanying base prospectus.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying base prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on Company-sponsored studies, independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying base prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

Unless otherwise stated or the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our” and “CPS” refer to CPS Technologies Corp., a Delaware corporation.

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the section entitled “Risk Factors” in this prospectus supplement and our financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying base prospectus, before making an investment decision.

THE COMPANY

Overview

CPS Technologies Corp. provides advanced material solutions to the transportation, automotive, energy, computing/internet, telecommunications, aerospace and defense markets.  CPS products are important elements in electrifying the green economy.

Our primary material solution is metal matrix composites (MMCs).  We design, manufacture and sell custom metal matrix composite components to improve the performance and reliability of systems in the end markets in which we participate.

The Company is an important participant in the growing movement towards alternative energy and green lifestyles.  The Company’s products are used in high-speed trains, mass transit, hybrid and electric cars, wind-turbines for electricity generation, routers, switches and fiber optic components for the internet backbone.  The Company’s products are used in high reliability communications and power modules for avionics and satellite applications such as the current generation of GPS satellites.  The Company also produces housings and heatspreaders for high-performance microprocessors, graphics processing chips, and application-specific integrated circuits.  All of these applications involve electrical energy use or energy generation; the Company’s products allow higher performance and improved energy efficiency.

Using its proprietary MMC technology, the Company also produces light-weight vehicle armor, particularly for extreme environments and heavy threat levels.

Metal matrix composites (MMCs) are a class of materials consisting of a combination of metals and ceramics.  Compared to conventional materials, MMCs provide superior improved thermal conductivity, improved thermal expansion matching, greater stiffness and lighter weight.  These factors, in particular the lighter weight, are among the reasons CPS parts are on the last two Mars Rovers as well as many satellites.

CPS is a fully qualified manufacturer for many of the world’s largest electronics OEMs.

CPS management believes our business model of providing advanced material solutions to a portfolio of high growth end markets in various stages of the technology adoption lifecycle provides CPS with the opportunity for sustained growth and a diversified customer base. We believe we have validated this model as we are now supplying customers at all stages of the technology adoption lifecycle.

Our products are manufactured by proprietary processes we have developed including the QuicksetTM Injection Molding Process (‘Quickset Process’) and the QuickCastTM Pressure Infiltration Process (‘QuickCast Process’).

CPS was incorporated in Massachusetts in 1984 as Ceramics Process Systems Corporation and reincorporated in Delaware in April 1987 through a merger into a wholly owned Delaware subsidiary organized for purposes of the reincorporation. In July 1987, CPS completed the initial public offering of 1.5 million shares of our Common Stock. In March 2007, the Company changed its name from Ceramics Process Systems Corporation to CPS Technologies Corp.

Our Corporate Information

We maintain our principal executive offices at 111 South Worcester Street, Norton, MA 02766 and our telephone number is (508) 222-0614. Our corporate website address is www.alsic.com. Our website and the information contained on, or that can be accessed through, the website is not incorporated by reference in, and is not part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.

THE OFFERING

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying base prospectus. For a more complete description of the terms of our common stock, see description of our common stock in the accompanying base prospectus in the section, “Description of Capital Stock.”

Common stock offered by us	Shares of our common stock, par value $0.01 per share, having an aggregate offering price of up to $25,000,000.

Common stock to be outstanding after this offering	Up to 16,014,927 shares, assuming sales of 2,206,532 shares of our common stock in this offering at a price of $11.33 per share, which was the closing price of our common stock on the Nasdaq on April 9, 2021. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering

We have entered into an At-The-Market Issuance Sales Agreement, or the Sales Agreement,

with Craig-Hallum Capital Group LLC, or Craig-Hallum, relating to the sale of shares of our common stock offered by this prospectus supplement. In accordance with the terms of the

Sales Agreement, under this prospectus supplement we may offer and sell common stock having an aggregate offering price of up to $25,000,000 from time to time through or

Craig-Hallum acting as our sales agent.

Sales of common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended. See the section entitled “Plan of Distribution”

in this prospectus supplement.

Use of Proceeds

We expect to use the net proceeds from this offering for working capital and other general corporate purposes, including, but not limited to, capital expenditures, repayment or refinancing of borrowings, working capital, investments and acquisitions. See

“Use of Proceeds” in this prospectus supplement.

Risk factors

Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein to read about factors you should consider before buying shares of our common stock.

Listing	Our common stock is listed on the Nasdaq Capital Market under the symbol "CPSH."

The number of shares of our common stock expected to be outstanding after this offering is based on 13,822,185 shares of common stock issued and outstanding as of April 9, 2021 and excludes the following:

(1) 527,700 shares of common stock issued under the Company's stock-based compensation plans were outstanding and unvested as of April 9, 2021; and

(2) 1,186,000 shares of common stock reserved for issuance and available for future grant under our 2020 Equity Incentive Plan as of April 9, 2021.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before purchasing our common stock, you should read and carefully consider the following risk factors and the risk factors included in our most recent Annual Report on Form 10-K  filed with the SEC on March 17, 2021, as well as all other information contained and incorporated by reference in this prospectus supplement and the accompanying base prospectus, including our consolidated financial statements and the related notes. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. There may be additional risks that we do not presently know of or that we currently believe are immaterial, which could also impair our business and financial position. If any of the events described below were to occur, our financial condition, our ability to access capital resources, our results of operations and/or our future growth prospects could be materially and adversely affected and the market price of our common stock could decline. As a result, you could lose some or all of any investment you may make in our common stock.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

You may experience dilution as a result of this or future offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing our shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

We may issue common or preferred stock from time to time in connection with this offering. This issuance from time to time of these new shares, or our ability to issue these shares in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.

We cannot predict the effect, if any, that future issuances or sales of our securities including sales of shares of our common stock pursuant to the Sales Agreement or the availability of our securities for future issuance or sale, will have on the market price of our common stock. Issuances or sales of substantial amounts of our securities, including sales of our common stock pursuant to the Sales Agreement, or the perception that such issuances or sales might occur, could negatively impact the market price of our common stock and the terms upon which we may obtain additional equity financing in the future.

It is not possible to predict the actual number of shares of our common stock we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the Sales Agreement. The number of shares of our common stock that are sold through the sales agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the sales agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase common stock in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

 A failure to maintain effective internal control over financial reporting could have a material adverse effect on our business and stock prices.

Although we are not required to obtain or include in our annual reports on Form 10-K an attestation report from our independent registered accountants with respect to the effectiveness of our internal control over financial reporting, like all other public companies, our Chief Executive Officer and our Chief Financial Officer are required, annually, to assess, and disclose their findings in our annual reports on Form 10-K with respect to the effectiveness of our internal control over financial reporting in a manner that meets the requirements of Section 404(a) of the Sarbanes-Oxley Act. The rules governing the standards that must be met for our Chief Executive and Chief Financial Officers to assess and report on the effectiveness of our internal control over financial reporting are complex and require significant documentation, testing and possible remediation, which could significantly increase our operating expenses.

Additionally, if we are unable to maintain the effectiveness of our internal control over financial reporting in the future, we may be unable to report our financial results accurately and on a timely basis. In such an event, investors and clients may lose confidence in the accuracy and completeness of our financial statements, as a result of which our liquidity, access to capital markets, and perceptions of our creditworthiness could be adversely affected and the market prices of our common stock could decline. In addition, we could become subject to investigations by the Nasdaq Capital Market, the SEC or other regulatory authorities, which could require us to expend additional financial and management resources. As a result, an inability to maintain the effectiveness of our internal control over financial reporting in the future could have a material adverse effect on our business, financial condition, results of operations and prospects.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

 We do not anticipate paying any cash dividends on our common stock in the foreseeable future. As a result, you will need to sell your shares of common stock to receive any income or realize a return on your investment.

To date, we have not paid any cash dividends on our common stock. In addition, we are contractually restricted from paying cash dividends under our Credit and Security Agreement with the Massachusetts Business Development Corporation.  We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our common stock as a dividend.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus supplement, the accompanying prospectus, the documents that are incorporated by reference herein and other written or oral statements made by or on behalf of our company may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements may be identified by the use of words such as “may,” “will,” “forecast,” “estimate,” “project,” “intend,” “plan,” “expect,” “should,” “believe” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements relate to our future plans, objectives, expectations, intentions and financial performance and the assumptions that underlie these statements, and are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions and speak only as of the date on which it is made. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including those discussed in “Risk Factors”, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

These risks and uncertainties include, but are not limited to, the following:

•          The impact of the COVID-19 pandemic and the measures implemented to contain the spread of the virus have had, and are expected to continue to have, a material adverse impact on our business and results of operations;

•          The COVID-19 pandemic may impact the operations of the Company’s key suppliers, including its raw materials and components and personal protective equipment (PPE) suppliers;

•          If we fail to comply with any of the covenants in our existing financing arrangement, we may not be able to access our existing revolving credit facility, and we may face an accelerated obligation to repay our indebtedness;

•          Cybersecurity incidents could result in the compromise of potentially sensitive information about our employees, vendors or company and expose us to business disruption, negative publicity, costly government enforcement actions or private litigation and our reputation could suffer;

•          Changes in regulatory and statutory laws, such as increases in the minimum wage, and the costs of compliance and non-compliance with such laws, may result in increased costs to our business;

•          We rely heavily on our information technology systems for our key business processes. If we experience an interruption in their operation, our results of operations may be affected;

•          If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results and prevent or detect material misstatement due to fraud, which could reduce investor confidence and adversely affect the value of our common stock;

•          We could be subject to changes in tax rates, the adoption of new U.S. or international tax legislation or exposure to additional tax liabilities;

•          Failure to control costs may adversely affect our operating results;

•          Changes in the general economic environment may impact our business and results of operations; and

•          We rely on our management team and other key personnel.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive. In addition, new risks and uncertainties may arise from time to time. Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty and we caution accordingly against relying on forward-looking statements.

Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the 2020 Form 10-K under the heading “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2020 Form 10-K and in subsequent reports filed by us with the SEC, including on Forms 10-K, 10-Q and 8-K. Because of the foregoing, you are cautioned against relying on forward-looking statements, which speak only as of the date hereof. We do not undertake to update any of these statements in light of new information or future events, except as required by applicable law.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of our common stock offered under this prospectus supplement for working capital and other general corporate purposes, including, but not limited to, capital expenditures, repayment or refinancing of borrowings, working capital, investments and acquisitions. As a result, management will retain broad discretion over the allocation of net proceeds.

DILUTION

If you invest in our common stock, you will experience immediate dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock after this offering.

Our net tangible book value as of December 26, 2020 was approximately $6.4 million, or approximately $0.48 per share. Net tangible book value is determined by subtracting our total liabilities from our total tangible assets, which excludes lease assets, and net tangible book value per share is determined by dividing our net tangible book value by the number of outstanding shares of our common stock.

After giving effect to the sale of $25,000,000 of our common stock during the term of the Sales Agreement at an assumed offering price of $11.33 per share, the last reported sale price per common share on the Nasdaq on April 9, 2021, and after deducting commissions of 3% of the offering proceeds and estimated aggregate offering expenses payable by us, our adjusted net tangible book value as of December 26, 2020 would have been approximately $30.5 million, or approximately $2.29 per share. This represents an immediate increase in net tangible book value of approximately $1.81 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $0.33 per share to investors participating in this offering. The following table illustrates this calculation on a per share basis:

Public offering price per share of common stock	$11.33
Net tangible book value per share as of December 26, 2020	$0.48
Increase per share attributable to investors participating in this offering	$1.48
Adjusted net tangible book value per share after giving effect to this offering	$1.96
Dilution per share to investors participating in this offering	$0.33

The table above assumes for illustrative purposes that an aggregate of 2,206,531 shares of our common stock is sold during the term of the Sales Agreement at a price of $11.33 per share, the last reported sale price per common share on the Nasdaq on April 9, 2021 for aggregate gross proceeds of $25,000,000. The shares subject to the Sales Agreement are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price per share shown in the table above, assuming all common stock in the aggregate amount of $25,000,000 during the remaining term of the Sales Agreement are sold at that price, would increase our adjusted net tangible book value per share after the offering to $2.29 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $0.30 per share, after deducting commissions payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price per share shown in the table above, assuming all common stock in the aggregate amount of $25,000,000 during the term of the Sales Agreement are sold at that price, would instead decrease our adjusted net tangible book value per share after the offering to $2.29 per share, and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.36 per share, after deducting commissions payable by us. This information is supplied for illustrative purposes only.

The number of shares of our common stock expected to be outstanding after this offering is based on 13,822,185 shares of common stock issued and outstanding as of April 9, 2021 and excludes the following:

(1) 527,700 shares of common stock issued under the Company's stock-based compensation plans were outstanding and unvested as of April 9, 2021; and

(2) 1,186,000 shares of common stock reserved for issuance and available for future grant under our 2020 Equity Incentive Plan as of April 9, 2021.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or warrants to purchase our common stock. To the extent that the options or warrants are exercised, investors participating in this offering will experience further dilution. In addition, we may choose to raise additional capital depending on market conditions, our capital requirements and strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through our sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY

We have never paid cash dividends on our common stock and do not anticipate paying dividends in the foreseeable future. Our credit facility also restricts us from paying cash dividends on our securities. Our board of directors currently intends to retain any future earnings, to the extent we have earnings, to cover operating costs and otherwise become and remain competitive. Any future determination to pay dividends will also be at the discretion of our board of directors and will be dependent upon our results of operations and cash flows, our financial position and capital requirements, general business conditions, legal, tax, regulatory and any contractual restrictions on the payment of dividends, and any other factors our board of directors deems relevant. We currently intend to retain all available funds and any future earnings to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Craig-Hallum under which we may offer and sell up to $25,000,000 of our shares of common stock, par value $0.01 from time to time through Craig-Hallum acting as agent. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying base prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell our shares of common stock under the Sales Agreement, we will notify Craig-Hallum of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Craig-Hallum, unless Craig-Hallum declines to accept the terms of such notice, Craig-Hallum has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Craig-Hallum under the Sales Agreement to sell our shares of common stock are subject to a number of conditions that we must meet. Craig-Hallum may engage in passive market making transactions in the shares of common stock on The Nasdaq Capital Market in accordance with Regulation M under the Exchange Act.

The settlement of sales of shares between us and Craig-Hallum is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Craig-Hallum may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Craig-Hallum a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock sold pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Craig-Hallum will provide written confirmation to us no later than the open of trading on The Nasdaq Capital Market on the trading day immediately following each trading day on which our shares of common stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the price or prices at which such shares were sold, the aggregate gross proceeds of such sales, the proceeds to us and the commission payable to Craig-Hallum with respect to such sales.

In connection with the sale of our shares of common stock on our behalf, Craig-Hallum will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Craig-Hallum will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Craig-Hallum against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Craig-Hallum may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. We and Craig-Hallum may each terminate the Sales Agreement at any time by giving written notice, provided that such termination will not be effective until the close of business on the date specified in such notice received by Craig-Hallum or us, as the case may be, in accordance with the Sales Agreement.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to this prospectus supplement.

Any portion of the $25,000,000 included in this prospectus supplement that is not previously sold or included in an active issuance notice pursuant to the Sales Agreement is available for sale in other offerings pursuant to the accompanying base prospectus, and if no shares are sold under the Sales Agreement, the full $25,000,000 of securities may be sold in other offerings pursuant to the accompanying base prospectus.

Our common stock is listed on The Nasdaq Capital Market and trades under the symbol “CPSH.” The transfer agent of our common stock is Computershare, 250 Royall Street, Canton, MA 02021, United States and its telephone number is (781) 575-4223.

Craig-Hallum and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Craig-Hallum may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Craig-Hallum may at any time hold long or short positions in such securities. Craig-Hallum has performed, is currently performing and may in the future perform, various financial advisory and investment banking services for us in connection with our evaluation of potential strategic transactions, for which they received or will receive customary fees and expenses.

A prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by Craig-Hallum, and Craig-Hallum may distribute the prospectus supplement and the accompanying prospectus electronically.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or Craig-Hallum that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying base prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by BRL Law Group LLC, Wellesley, MA. Certain legal matters in connection with this offering will be passed upon for the sales agent by Faegre Drinker Biddle & Reath LLP.

EXPERTS

The financial statements as of and for the years ended December 26, 2020 and December 28, 2019, incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 26, 2020 filed on March 17, 2021, have been audited by Wolf & Company, P.C., an independent registered public accounting firm, and are incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows “incorporation by reference” into this prospectus supplement of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus supplement and any information filed by us with the SEC subsequent to the date of this prospectus supplement automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 26, 2020, which incorporates by reference certain portions of the Registrant’s definitive proxy statement for the Registrant’s 2021 Annual Meeting of Stockholders filed on March 17, 2021; and

(2) The description of our common stock contained in our Registration Statement on Form 8-A filed on January 13, 2015, including any amendments or reports filed for the purpose of updating such description.

We incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

This prospectus and any accompanying prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any accompanying prospectus supplement or free writing prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s website, as provided above.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

CPS Technologies Corp.

Attn: Chief Financial Officer

111 South Worcester Street

Norton, MA 02766

(508) 222-0614

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us and other issuers that file electronically with the SEC, at http://www.sec.gov. Our SEC filings are also available at our website (www.alsic.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on our website is not, and should not be deemed to be, a part of, or incorporated by reference into this prospectus.

CPS TECHNOLOGIES CORP.

$25,000,000

Common Stock

______________________________________

PROSPECTUS SUPPLEMENT

______________________________________

Craig-Hallum

, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses payable by the registrant in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):

SEC registration fee	$8183
FINRA Filing Fees	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing fees and expenses	(1)
Transfer agent fees and expenses	(1)
Miscellaneous expenses	(1)
Total	$(1)

(1)     These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly are not estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

The Certificate of Incorporation and the Bylaws of our Company provide that our Company shall indemnify, to the maximum extent permitted by the Delaware General Corporation Law, each person who is or was a director or officer of our Company. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to our Company and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to our Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Our Company maintains a policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under some circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits.

See the Exhibit Index immediately preceding the signature pages of this registration statement, which is incorporated by reference herein.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.

(C)	As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

The following exhibits are filed as part of, or incorporated by reference into, this document:

EXHIBIT NUMBER	DESCRIPTION

1.1**	Form of Underwriting Agreement.
1.2*	Form of At-The-Market Issuance Sales Agreement, dated , 2021, between the Company and Craig-Hallum Capital Group LLC.

3.1	Restated Certificate of Incorporation of the Company, as amended, is incorporated herein by reference to Exhibit 3.1 to the Company’s annual report on Form 10-K (File No. 001-36807) filed with the Securities and Exchange Commission on March 17, 2021.

3.2	Certificate of Ownership and Merger Merging CPS Superconductor Corporation into Ceramics Process Systems Corporation dated March 15, 2007 is incorporated herein by reference to Exhibit 3.2 to the Company’s annual report on Form 10-K (File No. 001-36807) filed with the Securities and Exchange Commission on March 17, 2021.

3.3

Certificate of Amendment of Restated Certificate of Incorporation of the Company dated May 14, 2014 is incorporated herein by reference to Exhibit 3.4 to the Company’s annual report on Form 10-K (File No. 001-36807) filed with the Securities and Exchange Commission on March 17, 2021.

3.4	By-laws, as amended is incorporated herein by reference to Exhibit 3.2 to the Company’s annual report on Form 10-K (File No. 001-36807) filed with the Securities and Exchange Commission on March 17, 2021.

4.1*	Specimen Certificate of Common Stock of the Company.
4.2**	Specimen Certificate of Preferred Stock of the Company.

4.3**

Description of the Company’s securities is incorporated by reference to Exhibit 4.2 of the Company's annual report on Form 10-K (File No. 001-36807) filed with the Securities and Exchange Commission on March 17, 2021).

4.4**	Form of Warrant Agreement (including form of Warrant Certificate).

4.5**	Form of Right Agent Agreement (including form of Rights Certificate)

4.6**	Form of Unit Agreement (including form of Unit Certificate).

5.1*	Opinion of BRL Law Group LLC, counsel to the Registrant.

23.1*	Consent of Wolf & Company, P.C.

23.2*	Consent of BRL Law Group LLC (included in Exhibit 5.1).

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a document incorporated by reference into this registration statement at a later date, in connection with a specific offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Norton, Commonwealth of Massachusetts, on this 20th day of April 2021.

CPS TECHNOLOGIES CORP.

By:	/s/ Grant C. Bennett
Grant C. Bennett President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Grant C. Bennett and Charles K. Griffith, Jr. and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of CPS Technologies Corp. and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Grant C. Bennett	President and Chief Executive Officer
Grant C. Bennett	(Principal Executive Officer)	April 20, 2021

/s/ Charles K. Griffith, Jr.	Chief Financial Officer
Charles K. Griffith, Jr.	(Principal Financial and Accounting Officer)	April 20, 2021

/s/ Francis J. Hughes, Jr.
Francis J. Hughes, Jr.	Director	April 20, 2021

/s/ Daniel C. Snow
Daniel C. Snow	Director	April 20, 2021

/s/ Thomas M. Culligan
Thomas M. Culligan	Director	April 20, 2021

/s/ Ralph M. Norwood
Ralph M. Norwood	Director	April 20, 2021